                                                                     EXHIBIT 2.1

                           SHARE PURCHASE AGREEMENT
                           ------------------------


THIS AGREEMENT dated as of  Tuesday, September 1,1998.

BETWEEN:

          Spectrum Ventures Ltd. (hereinafter "Spectrum") of  509 Tempe
          -----------------------
          Crescent, North Vancouver, British Columbia, V7N 1E7.

                                                 OF THE FIRST PART

AND:

          The undersigned shareholders in Rhodes Wines & Spirits Imports
                                          ------------------------------
          Ltd(hereinafter collectively called the "Principal"),of  P.O. Box
          ---
          27016 Collingwood, Vancouver, British Columbia, V5R 6A8

                                                 OF THE SECOND PART

     AND:
            Rhodes Wines & Spirits Imports  Ltd.:  (hereinafter"Rhodes") of Box
            ---------------------------------------
               27016 Collingwood, Vancouver, British Columbia, V5R 6A8

                                                 OF THE THIRD PART

WHEREAS:

A. The Principal owns all of the issued and outstanding shares of Rhodes and has agreed to sell to Spectrum and Spectrum has agreed to buy all of the Principal's shares in Rhodes on the terms and conditions set out in this agreement.

          NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of one dollar (the receipt and sufficiency of which is hereby acknowledged) and the mutual promises contained herein the parties agree as follows:

                                   ARTICLE 1
                                  Definitions
                                  -----------

1.1       In this Agreement, unless the context otherwise requires:

     (a)  "Agreement" means this agreement, its schedules and any amendment to
          ------------
          any of them;

     (b)  "Closing" means the closing of the purchase and sale of the Rhodes
          ---------
          Shares on the Closing Date as provided in Article 9;

     (c)  "Closing Date" means the tenth business day following the day on which
          --------------
          Spectrum obtains the final approval required to permit to complete the transactions contemplated herein;

     (d)  "Encumbrances" means mortgages, charges, pledges, security interests,
          --------------
          liens, encumbrances, actions, claims, demands and equities of any nature;

     (e)  "Rhodes Assets" means all of the assets of Rhodes listed in Schedule
          ---------------
          "1";

     (f)  "Rhodes Shares" means all of the issued and outstanding  shares of
          ---------------
          Rhodes.

     (g)  "Purchase Price" means the purchase price for the Rhodes Shares to be
          ----------------
          paid by Spectrum.

     (h)  "Regulatory Authorities" means any government agency having
          ------------------------
          jurisdiction over the transactions contemplated in this Agreement;

                                   ARTICLE 2
                               List of Schedules
                               -----------------


2.1  Description                                                Schedule
     -----------                                                --------

     Rhodes Assets                                                  1
     Rhodes Financial Statements                                    2


                                   ARTICLE 3
                               Purchase And Sale
                               -----------------

3.1       Purchased Shares.  Relying upon the representations and warranties
          -----------------
herein contained, and subject to the terms and conditions hereof, at the Closing, Principal will deliver to Spectrum and Spectrum will accept and acquire from Principal all of the issued and outstanding Rhodes Shares in exchange for the Purchase Price.

3.2       Purchase Price.  The purchase price for the Rhodes Shares is Twenty
          ---------------
Thousand Dollars ($20,000 US.)

3.3       Delivery of Purchase Price.  The Purchase Price will be delivered upon
          ---------------------------
Closing.

                                   ARTICLE 4
                 Representations, Warranties and Covenants Of
                 --------------------------------------------
                             Rhodes and Principal
                             --------------------


4.1       Representations and Warranties.  Rhodes and Principal represent and
          -------------------------------
warrant to Spectrum that:

     (a) Rhodes Wines & Spirits Imports Ltd. is provincially incorporated and validly existing and in good standing under the laws of the Province of British Columbia and has all necessary power to own the Rhodes Assets, a list of which is attached hereto and to conduct its business as such business is now being conducted;

     (b) the authorized share capital of Rhodes consists of an unlimited number of Class A common voting shares;

     (c) there are no outstanding share purchase options, rights to acquire shares or other contractual rights pursuant to which Rhodes is obligated to issue additional Rhodes Shares;

     (d) Principal owns of record and at the Closing will own all of the Rhodes Shares and at the Closing will have the full and lawful right, and authority to sell the Rhodes Shares to Spectrum and that upon payment of the Purchase Price, Spectrum will own the Rhodes Shares free and clear of all Encumbrances;

     (e) the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors;

     (f) no person other than Spectrum has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment for the purchase of any of the Rhodes Shares;

     (g) Rhodes now owns and possesses the Rhodes Assets free and clean of all Encumbrances and, at the Closing, Rhodes will own and possess the Rhodes Assets free and clear of any and all encumbrances;

     (h) neither Principal nor Rhodes is aware of any adverse claim or claims which may affect title to or exclusive possession and use of the Rhodes Assets by Rhodes;

     (i) neither the execution and delivery of this Agreement, nor the completion of the purchase and sale contemplated herein will conflict with or result in any breach of any of the terms and provisions of the constating documents or articles of Rhodes, or any order, decree, statute, regulation, covenant or restriction applicable to Rhodes;

     (j) there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of Rhodes) pending or threatened by or against Rhodes or affecting any of the Rhodes Assets, at law or in equity, or before or by any federal, provincial, state, municipal or other government court, department, commission, board, bureau, agency or instrumentality, domestic or foreign and neither Principal or Rhodes is aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

     (k) Rhodes is not in default or breach of its obligations under any one or more material contracts to which it is a party, and to the knowledge of Rhodes and Principal, there exists no state of facts which, after notice of lapse of time or both, would constitute such a default or breach, and all such material contracts are now in good standing and in full force and effect without amendment thereto and Rhodes is entitled to all benefits thereunder. Neither Principal nor Rhodes is aware of any client of Rhodes having an intention to terminate, either by notice or breach, any material contract made with or arranged by Rhodes;

     (l) Rhodes has filed with appropriate taxation authorities, federal, state, provincial and local, all returns, reports and declarations which are required to be filed by it and has paid all taxes which have become due and no taxing authority is asserting or has, to the knowledge of Rhodes or Principal threatened to assert, or has any basis for asserting against Rhodes any claim for additional taxes or interest thereon or penalty;

     (m) the financial statements of Rhodes attached hereto have been based on the books and records of Rhodes fairly present the financial condition of Rhodes at the date thereof and the results of the operations for such period; and

     (n) Rhodes has no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) which are not disclosed in the financial statements attached hereto, except for those incurred in the ordinary course of business.


4.2    Covenants of Rhodes and Principal.  Rhodes and Principal will:
       ----------------------------------

     (a) not, from the date hereof to the Closing, without the prior consent of Spectrum enter into any contractual commitment respecting the Rhodes Shares or enter into any transactions or incur any obligations that could, individually or in the aggregate adversely affect the rights or interests of Spectrum in and to the Rhodes Shares pursuant to the terms of this Agreement;

     (b) from the date hereof to the Closing Date, permit the representatives of Spectrum to make such further investigation respecting the Rhodes Shares and the Assets as Spectrum may consider necessary or desirable and Rhodes will make available all information, books and records required in this connection.

                                   ARTICLE 5
                 Representations, Warranties And Covenants Of
                 --------------------------------------------
                                   Spectrum
                                   --------

5.1       Representations and Warrants.  Spectrum represents and warrants to
          -----------------------------
Principal and Rhodes that:

     (a) Spectrum is a corporation duly incorporated and validly existing and in good standing under the laws of Colorado;

     (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors;

     (c) Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby will conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, the Memorandum or Articles of Spectrum or any indenture, mortgage or other agreement or instrument to which Spectrum is a party of by which it is bound or any order, decree, statute, regulation, covenant or restriction applicable to Spectrum;


     (d) Spectrum has no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) which are not disclosed hereto, except for those incurred in the ordinary course of business.

                                   ARTICLE 6
             Survival Of Representations, Warranties And Covenants
             -----------------------------------------------------

6.1       Survival.  The representations, warranties and covenants made by
          ---------
Rhodes, Principal and Spectrum in this Agreement will survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of either Rhodes, Principal, Spectrum or any other person acting on their behalf, will continue in full force and effect.

                                   ARTICLE 7
                  Conditions Precedent To The Obligations Of
                  ------------------------------------------
                                   Spectrum
                                   --------

7.1       Conditions.  The obligations of Spectrum to complete the transactions
          -----------
provided for in this Agreement are subject to the fulfillment prior to or concurrently with the Closing of the following conditions:

     (a) The representations and warranties of Principal and Rhodes contained hereunder will be true and accurate and not misleading in any material respect at the time of the Closing with the same effect as if such representations and warranties had been made at the Closing;

     (b) Principal and Rhodes will have complied with or performed all of the terms, covenants and conditions contained in this Agreement which are to be complied with or performed by Principal and Rhodes on or before the Closing;

     (c) The transactions contemplated hereby will have been approved by all regulatory authorities having jurisdiction including, without limitation, the Regulatory Authorities;

     (d) An officer of Rhodes will have certified to the best of his knowledge that the representations and warranties of Rhodes hereunder are true and accurate and not misleading in any material respect at the time of Closing with the same effect as if such representations and warranties had been made at the Closing;

     (e) Spectrum will have received a satisfactory opinion from the legal counsel of Rhodes as to the corporate status and affairs of Rhodes;

     (f) The transactions contemplated hereby will have been approved by all regulatory authorities having jurisdiction including, without limitation, the Regulatory Authorities;

     (g) Spectrum's employees, counsel, auditors, consultants, officers and directors will have had free access to the premises, corporate financial and technical records and documents of Rhodes and will have obtained such cooperation and assistance from Principal and Rhodes as is reasonably requested; provided that any information so obtained by Spectrum concerning the affairs of Rhodes will be considered confidential and will not be disclosed prior to the Closing without the prior approval of Principal and Rhodes.

7.2       Waiver of Conditions.  The conditions contained in Section 7.1 are
          ---------------------
inserted for the exclusive benefit of Spectrum and may be waived in whole or in part by Spectrum at any time without prejudice to the right of Spectrum to rely on all covenants, agreements, representations and warranties in this Agreement and all conditions contained in Section 7.1, except to the extent so waived in writing by Spectrum. In case any of the conditions contained in Section 7.1 are not fulfilled or complied with as provided, Spectrum may, on or prior to the Closing Date at its option, rescind this Agreement by notice in writing to Principal and in such event Spectrum, Principal and Rhodes will each be released from all obligations in this Agreement, except for any loans and loan security agreements made between the parties.

                                   ARTICLE 8
                  Conditions Precedent to The Obligations Of
                  ------------------------------------------
                                   Principal
                                   ---------

8.1       Conditions.  The obligations of Principal to complete the transactions
          -----------
provided for in this Agreement are subject to the fulfillment prior or concurrently with the Closing, of the following conditions:

     (a) the representations and warranties of Spectrum contained hereunder will be true and accurate and not misleading in any material respect at the time of the Closing with the same effect as if such representations and warranties had been made at the Closing;

     (b) Spectrum will have complied with or performed all of the terms, covenants and conditions contained in this Agreement which are to be completed or performed by Spectrum on or before the Closing;

     (c) An officer of Spectrum, will have certified to the best of his knowledge that the representations and warranties of Spectrum contained hereunder are true and accurate and not misleading in any material respect at the time of Closing with the same effect as if such representations and warranties had been made at the Closing;

8.2       Waiver of Conditions.  The conditions contained in Section 8.1 are
          ---------------------
          inserted for the exclusive benefit of Principal and may be waived in whole or in part by Principal at any time without prejudice to the right of Principal to rely on all covenants, agreements, representations and warranties in this Agreement and all conditions contained in Section 8.1, except to the extent so waived in writing by Principal. In case any of the conditions contained in Section 8.1 will not be fulfilled or complied with, Principal may, on or prior to the Closing at his option, rescind this

          Agreement by notice in writing to Spectrum and in such event Spectrum, Rhodes and Principal will each be released from all obligations hereunder, except for any loans and loan security agreements made between the parties.

                                   ARTICLE 9
                     Appointment and Authority of Manager
                     ------------------------------------

9.1       Appointment of Manager.  Principal shall be retained as Manager of
          ----------------------
Rhodes to administer the affairs of Rhodes in connection with the sale and distribution of Rhodes products. The Manager, at the expense of and on behalf of Rhodes, shall implement or cause to be implemented all decisions of the Directors and shall conduct or cause to be conducted the ordinary and usual business and affairs of Rhodes. The Manager shall at all times conform to the policies and directives established and approved by the Directors. The Manager shall at all times be subject to the direction of the Directors and shall keep the Directors informed as to all matters concerning Rhodes.

9.2       Independent Contractor.  In performing its services, the Manager
          ----------------------
shall be an independent contractor and NOT an employee or agent of Rhodes NOR Spectrum except that the Manager shall be the agent of Rhodes solely to perform the Director's obligations.

9.3       Compensation of Manager.  As compensation for its management services
          -----------------------
under Articles 9.1 & 9.2 the Manager will be able to draw up to $2,500 CDN ONLY AND IF sales have been made AND there is appropriate profits from such sales to justify any compensation.

9.4       Appointment to Board of Spectrum.  Upon the signing of this agreement,
          --------------------------------
Principal will be also appointed to the Board of Directors of Spectrum Ventures Ltd.

                                  ARTICLE 10
                                    Closing
                                    -------

10.1      Time and Place.  Subject to the terms and conditions hereof, the
          ---------------
transactions contemplated by Article 3 will be completed and closed at the Closing to be held at Vancouver.

10.2      Deliveries by Principal.  At the Closing, Principal or its nominee
          ------------------------
will deliver to Spectrum:

     (a) the share certificates representing the Rhodes Shares, duly executed for transfer in favour of Spectrum.

10.3      Received by Principal.  At the Closing, Principal or its nominee will
          ----------------------
receive:

     (a)  the Purchase Price in the manner set out in Article 3; and


10.4      Delivered by Rhodes and Principal.  At closing, Principal and Rhodes
          ----------------------------------
will deliver to Spectrum:

     (a)  the certificate as provided in 7.1(d); and

     (b)  the opinion provided for in 7.1(e).

                                  ARTICLE 11
                                    General
                                    -------

11.1      Interim Secured Loans.  It is agreed that if any interim loans are
          ----------------------
made by Spectrum to Rhodes, such loans will be secured upon the assets of Rhodes and Rhodes shall execute and deliver promissory notes and security agreements for any such loans.

11.2      Transactional Expenses.  It is agreed that each party to this
          -----------------------
Agreement will bear their own respective costs incurred in negotiating and preparing this Agreement, in closing and carrying out the transaction contemplated hereunder. All costs related to satisfying any condition or fulfilling any covenant contained in this Agreement will be borne by the party whose responsibility it is to satisfy the provision in question. By way of example and without limiting the foregoing, the expenses of any independent legal advice received by Principal regarding the execution of this Agreement shall be borne by Principal.

11.3      Further Assurances.  Each of the parties hereby covenants and agrees
          -------------------
that at any time and from time to time either before or after the Closing Date it will, upon the request of the other party, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the better carrying out and performance of all the terms of this Agreement.

11.4      Notice.  Any notice required or permitted to be given or delivery
          -------
required to be made to any party may be effectively given or delivered if it is delivered personally or by telex or telecopy:

     (a)  In the case of Rhodes and Principal:

          P.O Box 27016 Collingwood
          Vancouver, British Columbia
          V5R 6A8

          Attention:  Dimitrios Savvis
          ----------

     (b)  In the case of Spectrum:

          509 Tempe Crescent
          North Vancouver, British Columbia
          V7N 1E7

          Attention:  Emmanuel Aligizakis
          ----------

or to such other address as the party entitled to or receiving such notice may notify the other party as provided for herein.

11.5      Governing law.  This Agreement will be governed by and construed in
          --------------
accordance with the laws of British Columbia.

11.6      Successors and Assigns.  This Agreement will be binding upon and enure
          -----------------------
to the benefit of the parties hereto and their respective heirs and executors and successors and assigns as the case may be.

11.7      Entire Agreement.  This Agreement constitutes the entire agreement
          -----------------
          between the parties and supersedes all prior letters of intent, agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied.

11.8      Publicity.  All news releases or other public announcements or
          ----------
          disclosures to clients of the parties or others will be mutually agreed upon and in any event will be subject to regulatory requirements.



11.9      Amendment.  No modification or amendment to this Agreement may be
          ----------
made unless agreed to by the parties thereto in writing.


11.10     Severability.  In the event any provision of this Agreement will be
          -------------
deemed invalid or void, in whole or in part, by any court of competent jurisdiction, the remaining terms and provisions will remain in full force and effect.



11.11     Headings.  The headings contained herein are inserted for convenience
          ---------
only and will not be construed as part of the Agreement.

11.12     Counterparts.  This Agreement may be executed in any number of
          -------------
counterparts with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument and any facsimile signature shall be taken as an original.

     IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

Rhodes Wines & Spirits Imports Ltd.

/s/ Dimitrious J. Savvis
______________________________
Per: Authorized Signatory

DIMITRIOUS J. SAVVIS
______________________________
Name


Dimitrios Savvis as Principal

/s/ Dimitrious J. Savvis
______________________________

Rhodes Wines & Spirits Imports Ltd. as Principal

/s/ Dimitrious J. Savvis
______________________________
Per: Authorized Signatory


DIMITRIOUS J. SAVVIS
______________________________
Name


Spectrum Ventures Ltd.

/s/ Emmanuel Augizakis
_______________________________
Per: Authorized Signatory


EMMANUEL AUGIZAKIS
_______________________________
Name

                                 SCHEDULE "I"

The Rhodes Assets will consist of:

     Patents, patents pending, trademarks, copyrights, any right to patent, trademark or copyright in any Country, title, engineering designs, concepts, models, prototypes, parts, manufacturing machines and tools, trade secrets, designs, parts, test equipment for, equipment required for use with, inventory, customer lists, advertising brochures, supplier lists and goodwill.

               Rhodes Wines & Spirits Imports/Exports Int'l Ltd

The undersigned, being all the directors of Rhodes Wines & Spirits Imports/Exports Int'l Ltd. (the "Company") hereby consent to and adopt the following resolutions as of......................

WHEREAS the Company has negotiated an agreement (the "Purchase Agreement") for the sale of all of the shares of the Company to Spectrum Ventures Ltd. on the terms and conditions as set forth in the Purchase Agreement attached hereto.

AND WHEREAS the board of directors believe it would be in the best interests of the Company to enter and complete the Purchase Agreement.

BE IT RESOLVED THAT:

1. The negotiation, execution and delivery by any director or officer of the Company of the Purchase Agreement and any amendments thereto on such terms and conditions as are acceptable to the directors of the Company in their absolute discretion and the shareholders of the Company, be and are hereby authorized for and behalf the Company to execute under seal or otherwise all other instruments, documents, things and writings, and perform and do all such other acts and things as in their discretion they deem advisable for the purpose of giving effect to the Purchase Agreement.

2. These resolutions may be signed in counterpart, which taken together shall constitute one and the same instrument, and any facsimile signature shall be taken as an original.


______________________________